Exhibit 10.1

AMENDMENT

THIS AMENDMENT is made and entered into as of December, 31, 2009, by and between by and among Eagle Bancorp, Inc., a Maryland corporation (“Bancorp”), EagleBank, a Maryland chartered commercial bank (the “Bank”), and Michael T. Flynn (“Flynn”).

RECITALS:

WHEREAS, Bancorp, the Bank and Flynn are parties to an Amended and Restated Agreement dated as of December 2, 2008 (the “2008 Agreement”); and

WHEREAS, the parties have mutually agreed to certain amendments to the 2008 Agreement, which the parties desire to set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.              Section 2.12 of the 2008 Agreement is amended by replacing “December 31, 2009” with “August 31, 2011.”

2.              In all other respects, the provisions of the 2008 Agreement are reaffirmed and ratified.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Name:	Ronald D. Paul
Title:	Chief Executive Officer

EAGLEBANK

By:	/s/ Ronald D. Paul
Name.	Ronald D. Paul
Title:	Chief Executive Officer

MICHAEL T. FLYNN

/s/ Michael T. Flynn